                                                                    Exhibit 99.1

Name and Address of Reporting Person:           Thomas H. Lee Advisors, LLC
                                                c/o Thomas H. Lee Partners, L.P.
                                                100 Federal Street, 35th Floor
                                                Boston, MA  02110

Issuer Name and Ticker or Trading Symbol:       Ceridian HCM Holding Inc. [CDAY]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):                      November 16, 2018

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons:
THL Holdco, LLC ("THL Holdco"), Thomas H. Lee Partners, L.P. ("THL Partners"),
Thomas H. Lee Advisors, LLC ("THL Advisors"), Thomas H. Lee Equity Fund VI, L.P.
("THL Equity VI"); Thomas H. Lee Parallel Fund VI, L.P. ("Parallel Fund VI");
Thomas H. Lee Parallel (DT) Fund VI, L.P. ("DT Fund VI"); THL Equity Fund VI
Investors (Ceridian), L.P. ("Ceridian I"); THL Equity Fund VI Investors
(Ceridian) II, L.P. ("Ceridian II"); THL Equity Fund VI Investors (Ceridian)
III, LLC ("Ceridian III"); THL Equity Fund VI Investors (Ceridian) IV, LLC
("Ceridian IV"); THL Equity Fund VI Investors (Ceridian) V, LLC ("Ceridian V"),
THL Equity Fund VI Investors (Ceridian) VI, LP, ("Ceridian VI" and together with
Ceridian I, Ceridian II, Ceridian III, Ceridian IV and Ceridian V, the "Ceridian
Funds"); THL Coinvestment Partners, L.P. ("THL Coinvestment"); THL Operating
Partners, L.P. ("THL Operating"); Great-West Investors, L.P. ("Great -West");
and Putnam Investments Employees' Securities Company III LLC ("Putnam III")
(collectively with their affiliates, the "THL Funds"); Thomas M. Hagerty; and
Gnaneshwar B. Rao. This Form 4 is in two parts and is jointly filed with the
Reporting Persons in both parts. See Remarks.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL Partners, which in turn is the general partner of THL
Coinvestment and THL Operating. THL Advisors is attorney in fact for Great-West
Investors LP and Putnam Investments LLC, which is the managing member of Putnam
III with respect to the shares of common stock they hold. THL Equity VI is the general partner of the Ceridian Funds. Solely for purposes of Section 16 of the
Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person's pecuniary interest therein.

(4) Represents shares of Common Stock held directly and sold by the following entities: 2,372,893 shares sold by THL Equity VI; 1,606,798 shares sold by
Parallel Fund VI; 280,675 shares sold by DT Fund VI;  2,402,051 shares sold by
Ceridian I; 1,074,439 shares sold by Ceridian II; 42,105 shares sold by Ceridian
III; 60,145 shares sold by Ceridian IV; 12,825 shares sold by Ceridian V;
355,818 shares sold by Ceridian VI; 16,112 shares sold by THL Coinvestment;
5,167 shares sold by THL Operating; 12,144 shares sold by Great-West; and 12,134 shares sold by Putnam III.

(5) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 17,669,359 shares held by THL
Equity VI; 11,964,749 shares held by Parallel Fund VI; 2,090,001 shares held by
DT Fund VI;  17,886,457 shares held by Ceridian I; 8,000,628 shares held by
Ceridian II; 313,528 shares held by Ceridian III; 447,857 shares held by
Ceridian IV; 95,493 shares held by Ceridian V; 2,649,535 shares held by Ceridian
VI; 119,969 shares held by THL Coinvestment; 38,478 shares held by THL
Operating; 90,427 shares held by Great-West; and 90,352 shares held by Putnam
III.

(6) Messrs. Hagerty and Rao are Managing Directors of THL Partners.